Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-To-Date December
	2023	2022	Change	Weather Adjusted Change	2023	2022	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	45,351	47,398	(4.3)%		195,507	204,273	(4.3)%

Total Retail Sales-	33,817	34,264	(1.3)%	(0.3)%	144,531	147,981	(2.3)%	(0.4)%
Residential	10,622	11,000	(3.4)%	(1.0)%	47,080	49,633	(5.1)%	(0.5)%
Commercial	11,294	11,219	0.7%	1.4%	48,343	48,279	0.1%	1.3%
Industrial	11,765	11,899	(1.1)%	(1.1)%	48,556	49,474	(1.9)%	(1.9)%
Other	136	146	(6.2)%	(5.9)%	552	595	(7.2)%	(6.8)%

Total Wholesale Sales	11,534	13,134	(12.2)%	N/A	50,976	56,292	(9.4)%	N/A

(In Thousands of Customers)

					Period Ended December
					2023	2022	Change
Regulated Utility Customers-
Total Utility Customers-					8,861	8,795	0.8%
Total Traditional Electric					4,487	4,437	1.1%
Southern Company Gas					4,374	4,358	0.4%